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                                                                    Exhibit 23.3

                    [Kirkpatrick & Lockhart LLP Letterhead]

Garage.com Inc.
420 Florence Avenue
Suite 300
Palo Alto, California 94301

Ladies and Gentlemen:

     We consent to the reference of this firm in the registration statement on Form S-1 of Garage.com Inc. (file no. 333-30174). In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended (the "Securities Act") or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                        Very truly yours,


                                        /s/ Kirkpatrick & Lockhart LLP
                                        ------------------------------
                                        Kirkpatrick & Lockhart LLP

March 24, 2000